UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 19, 2026

Date of Report (Date of earliest event reported)

Pelican Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42666	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, Suite 349 New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 612-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Units, each consisting of one ordinary share and one right	PELI	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	PELI U	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-tenth of one ordinary share	PELI R	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF A MATTER TO A VOTE OF SECURITY HOLDERS.

On March 19, 2026, Pelican Acquisition Corporation (the “Company”) held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”). The record date for shareholders entitled to notice of, and to vote at, the Extraordinary General Meeting was February 19, 2026. As of the close of business on the record date, there were 11,998,750 ordinary shares issued and outstanding and entitled to vote at the Extraordinary General Meeting. Of these shares, 7,034,878 ordinary shares (representing approximately 58.63%) were present virtually or represented by proxy at the Extraordinary General Meeting, constituting a quorum.

At the Extraordinary General Meeting, the Company’s shareholders considered the proposals described in the Company’s definitive proxy statement/prospectus filed with the Securities and Exchange Commission. The final voting results for each proposal submitted to shareholders are set forth below.

Proposal 1

The Company’s shareholders approved the Business Combination Proposal. The votes cast were as follows:

For	Against	Abstain
6,509,645	400,135	125,098

Proposal 2

The Company’s shareholders approved the Conversion Proposal. The votes cast were as follows:

For	Against	Abstain
6,507,603	402,162	125,113

Proposal 3

The Company’s shareholders approved the Governing Documents Proposal. The votes cast were as follows:

For	Against	Abstain
6,509,645	400,135	125,098

Proposal 4

The Company’s shareholders approved the Governing Documents Advisory Proposals. The votes cast were as follows.

For	Against	Abstain
6,508,445	401,335	125,098

Proposal 5

The Company’s stockholders approved the Stock Issuance Proposal. The votes cast were as follows:

For	Against	Abstain
6,506,635	403,145	125,098

Proposal 6

The Company’s stockholders approved the Incentive Plan Proposal. The votes cast were as follows:

For	Against	Abstain
6,505,085	403,345	126,448

As there were sufficient votes at the time of the Extraordinary General Meeting to approve each of the above proposals, the “Adjournment Proposal” described in the proxy statement/prospectus was not presented to stockholders.

Based on the results of the Extraordinary General Meeting, and subject to the satisfaction or waiver of certain other closing conditions as described in the proxy statement/prospectus, the transactions (the “Transactions”) contemplated by the Agreement and Plan of Merger, dated as of September 9, 2025 (the “Merger Agreement”), are expected to be consummated on or around March 24, 2026. As previously disclosed, following the consummation of the Transactions, the common stock of Greenland Energy Company is expected to begin trading on the Nasdaq Global Market under the symbol “GLND” on March 25, 2026.

In connection with the Extraordinary General Meeting, holders of 7,562,343 ordinary shares exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account, for an aggregate redemption amount of $77,740,886.04, representing a per-share redemption price of approximately $10.28.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pelican Acquisition Corporation

Dated: March 19, 2026	By:	/s/ Robert Labbe
	Name:	Robert Labbe
	Title:	Chief Executive Officer

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